SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2013

POLAR PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174433	36-4697119
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
4300 B Street, Suite 505 Anchorage, Alaska 99503
(Address of principal executive offices) (Zip Code)
Phone: (907) 561-3001
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 30, 2012, our wholly-owned subsidiary, Polar Petroleum (AK) Corp. (the “Subsidiary”) entered into a purchase agreement (the “Hemi/Franklin Purchase Agreement”) with Daniel K. Donkel and Samuel H. Cade (together, the “Sellers”) pursuant to which the Subsidiary acquired 100% of the record title of the Sellers to 17 onshore oil and gas leases located in in the North Slope region of the State of Alaska, which include both the Hemi Springs Project and the Franklin Bluffs Project, while reserving a royalty of 16.67% for the State of Alaska and an overriding royalty of 4% for the Sellers, in exchange for a total purchase price of $1,250,000, with $150,000 of the purchase price paid in cash at closing and the remaining $1,100,000 payable under a promissory note from the Subsidiary to the Sellers (the “Hemi/Franklin Promissory Note”).  The Hemi/Franklin Promissory Note was due on October 31, 2014, and bears interest at 0.3% per annum (10% after a default).  We were obligated to pay $125,000.00 (plus accrued interest) every three months for the first twelve months, $100,000 (plus accrued interest) every three months for the 13th through 21st months, and $300,000 (plus accrued interest) by the maturity date.

An installment payment under the Hemi/Franklin Promissory Note of $125,000.00 (plus accrued interest) was due on July 31, 2013, and a second installment payment of $125,000.00 (plus accrued interest) is due on October 31, 2013.  We requested that the Sellers grant us an extension on these payments.

On October 16, 2013, the Subsidiary entered into an amendment to the Hemi/Franklin Purchase Agreement with the Sellers, under which the Subsidiary will pay a $12,500 non-refundable extension fee, and Sellers will extend, until December 2, 2013, the payment of the installment amounts otherwise due on July 31 and October 31, 2013.  On December 2, 2013, the Subsidiary will be obligated to pay the entire outstanding principal balance due under the Hemi/Franklin Promissory Note, together with all accrued interest thereon, in the total sum of $865,229.

Also as previously reported, on May 31, 2013, the Subsidiary entered into a purchase agreement (the “North Point Thomson Purchase Agreement”) with the same Sellers to acquire a 100% working interest in twelve offshore oil and gas leases in the property known as the North Point Thomson Property for an aggregate purchase price of $1,100,000, with $100,000 payable at closing and $1,000,000 evidenced by a promissory note from the Subsidiary to the Sellers (the “North Point Thomson Promissory Note”).  Seven of the leases are subject to a 12.5% royalty retained by the State of Alaska and the rest are subject to a royalty of 16.67% retained by the State of Alaska, and all of them carry an overriding royalty of 4% for the Sellers. The North Point Thomson Promissory Note was due on June 14, 2015, and bears interest at 0.3% per annum (12% after a default).  We were obligated to pay $125,000 (plus accrued interest) every three months during the term and on the maturity date.

An installment payment under the North Point Thomson Promissory Note of $125,000 (plus accrued interest) was due on September 14, 2013.  We requested that the Sellers grant us an extension on this payment.

On October 16, 2013, the Subsidiary entered into an amendment to the North Point Thomson Purchase Agreement with the Sellers, under which the Subsidiary will pay a $12,500 non-refundable extension fee, and Sellers will extend, until December 2, 2013, the payment of the installment amount otherwise due on September 14, 2013.  On December 2, 2013, the Subsidiary will be obligated to pay the entire outstanding principal balance due under the North Point Thomson Promissory Note, together with all accrued interest thereon, in the total sum of $1,020,875.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report.

In reviewing the agreement(s) included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

• should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

• have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

• may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

• were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description
10.1	Amendment dated as of October 16, 2013, among Daniel K. Donkel and Samuel H. Cade, Polar Petroleum (AK) Corp. and Donkel Oil & Gas, LLC, to Purchase Agreement effective as of October 30, 2012
10.2	Amendment dated as of October 16, 2013, is among Daniel K. Donkel and Samuel H. Cade and Polar Petroleum (AK) Corp., to Purchase Agreement effective as of May 31, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR PETROLEUM CORP.
Date: October 18, 2013	By:	/s/ Daniel Walker
Daniel Walker
President & CEO